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                                                                  Exhibit 23 (b)

                     CONSENT OF WILLIAMS, WILLIAMS & LENTZ
                              INDEPENDENT AUDITORS

The Board of Directors
BMC Bankcorp, Inc.

        We consent to the use of our report dated January 7, 1994, except for
Note 20, the date of which is January 10, 1994, on the consolidated financial statements of BMC Bankcorp, Inc. and subsidiaries as of December 31, 1993 and 1992, and for each of the years in the three-year period ended December 31, 1993, incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ Williams, Williams & Lentz


April 29, 1994